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                                                              Rule 424(b)(3)
                                                           File No. 33-61649
                                                   Republic Industries, Inc.




                     SUPPLEMENT NO. 4 DATED APRIL 18, 1997
                      TO PROSPECTUS DATED AUGUST 11, 1995



As a result of the transfers by certain Selling Stockholders of Common Stock, the table of Selling Stockholders in the Selling Stockholder Section of the Prospectus is hereby further supplemented as follows:

                                                                          Shares to be Offered for
                                    Shares Beneficially Owned             The Selling Stockholder's
Selling Stockholder                   Prior to the Offering                       Account
-------------------                 -------------------------             -------------------------

Jay Bentley and Alice Blosser.....          600                                     600

James J. Blosser..................      859,600                                  56,700(2)

Nancy W. Blosser
  CUST Bailey Blosser UTMA(FL)....        1,900                                   1,900

Nancy W. Blosser
  CUST Jamie Blosser UTMA(FL).....        1,900                                   1,900

Whitney Blosser...................          600                                     600

Kevin and Gretchen Parker.........          600                                     600

Michelle M. Smith.................        4,400                                   4,400

Timothy R. Smith..................       22,000                                  22,000

Jeanne Wood.......................          100                                     100

Jeffrey Wood......................          100                                     100

Steven Wood.......................          100                                     100

____________________________

(2) Includes 36,400 shares that may be issued upon exercise of certain of the Combination Warrants.